SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 22, 2005

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On August 22, 2005, Isis Pharmaceuticals, Inc. (the “Company”), entered into a Securities Purchase Agreement with the purchasers set forth on Exhibit A thereto (the “Securities Purchase Agreement”), pursuant to which the Company sold, at the closing on August 24, 2005, 12,000,000 shares of its common stock (the “Shares”) and warrants to purchase up to 2,999,998 shares of its common stock (the “Warrants”) resulting in aggregate gross proceeds to the Company of $51 million (the “Private Placement”).  The Warrants have an exercise price of $5.2395 per share, become exercisable 180 days after the closing of the Private Placement and expire on August 24, 2010, unless earlier redeemed by the Company.  Under the terms of the Securities Purchase Agreement, the Company has agreed to file, within 15 days after the closing of the Private Placement, a registration statement with the United States Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the shares of the Company’s common stock issuable upon the exercise of the Warrants, and the Company has agreed to cause such registration statement to be declared effective by the SEC within (i) 60 days following such closing if the registration statement is not reviewed by the SEC, or (ii) 90 days following such closing if the registration statement is reviewed by the SEC.

Federated Kaufman Fund, a portfolio of Federated Equity Funds, which, together with its affiliates, held more than 5% of the Company’s outstanding capital stock immediately prior to the closing of the Private Placement, purchased approximately $20 million of the Shares and Warrants in the Private Placement.

The foregoing is a summary of the terms of the Securities Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, and the Warrants, a form of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 3.02.                  Unregistered Sales of Equity Securities.

On August 24, 2005, the Company completed a private placement of the Shares and Warrants.  Pursuant to the terms of the Securities Purchase Agreement, the Company sold 12,000,000 shares of its common stock and warrants to purchase up to 2,999,998 shares of its common stock.  The exercise price of the Warrants is $5.2395 per share.  The Securities Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The form of Warrant and the other exhibits thereto is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The aggregate offering price of the shares of Common Stock sold was $51 million and the aggregate placement agent commissions were approximately $3 million.  Needham & Company, LLC and Fortis Securities LLC acted as the Company’s placement agents for the Shares and Warrants issued in the Private Placement.

The offering was made only to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares and the Warrants issued to the purchasers have not been registered under the

Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder.  As described in Item 1.01 of this current report, the Company has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants.  Neither this current report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 8.01.                  Other Events.

The press release, dated August 22, 2005, announcing the Private Placement is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Securities Purchase Agreement, dated August 19, 2005, by and among the Company and the purchases listed on Exhibit A thereto.

99.2	Form of Warrant.

99.3	Press Release dated August 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: August 24, 2005	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1	Securities Purchase Agreement, dated August 19, 2005, by and among the Company and the purchases listed on Exhibit A thereto.

99.2	Form of Warrant.

99.3	Press Release dated August 22, 2005.